Exhibit 10.82

AMENDMENT NO. 3
TO
THE SECOND AMENDED AND RESTATED
LEASE RECEIVABLES PURCHASE AGREEMENT

THIS AMENDMENT NO. 3 TO THE SECOND AMENDED AND RESTATED LEASE RECEIVABLES PURCHASE AGREEMENT, dated as of March 19, 2003 ( this “Amendment”), is entered into by and among HPSC BRAVO FUNDING LLC  (“HPSC Bravo”), a Delaware limited liability company, as Seller (the “Seller”), HPSC, INC., a Delaware corporation, as Servicer (the “Servicer”), TRIPLE-A ONE FUNDING CORPORATION, a Delaware corporation (“Triple-A”) and CAPITAL MARKETS ASSURANCE CORPORATION, a New York stock insurance company (“CapMAC”), as Collateral Agent and as Administrative Agent (in such capacities, the “Collateral Agent” or the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the parties hereto entered into a Second Amended and Restated Lease Receivables Purchase Agreement, dated as of August 5, 2002, as amended as of the date hereof  (as amended, the “LRPA”); and

WHEREAS, the parties desire to amend the covenant regarding the maintenance of insurance in the LRPA.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.  Definitions.  Capitalized terms used in this Amendment and not otherwise defined shall have the meanings ascribed thereto in the LRPA.

Section 2.  Amendments.  Section 5.01(k) is deleted and the following substituted therefor:

(k)           Maintenance of Insurance.  Cause each Obligor to maintain, with respect to the Contracts and the Equipment related thereto, casualty and general liability insurance which provide at least the same coverage as a fire and extended coverage insurance policy as is comparable for other companies in related businesses in an amount which is not less than the Discounted Value for the Receivables arising under the relevant Contracts and naming the Originator or the Seller as loss payee and additional insured, and the Originator shall have assigned any such interest to the Seller; provided that if an Obligor fails to maintain such insurance, the Originator or the Seller shall maintain such insurance on behalf of the Obligor and such insurance (i) may be included in a casualty and general liability policy provided that such policy has (A) a loss limit per annum equal to the greater of  (1) $10,000,000 and (2) five times the highest aggregate amount of claims arising under the policy, or any predecessor policy, in any year and (B) a loss limit per occurrence or location greater than or equal to the Discounted Value for the Receivables arising under the relevant Contracts or (ii) may be a separate insurance policy covering the Discounted Value for the Receivables arising under the relevant Contracts.

The Seller shall remit, or shall cause to be remitted, the proceeds of any such insurance policy to a Lock-Box Account.

Section 3.  Representations and Warranties.  Each of HPSC Bravo and HPSC, Inc. represents and warrants as follows:

(a)  This Amendment and LRPA as previously executed and as amended hereby, constitute legal, valid and binding obligations of each of HPSC Bravo and HPSC, Inc. and are enforceable against each of HPSC Bravo and HPSC, Inc. in accordance with their terms.

(b)  Upon the effectiveness of this Amendment, HPSC Bravo hereby reaffirms that the representations and warranties contained in Article IV of the LRPA are true and correct.

(c)  Upon the effectiveness of this Amendment, each of HPSC Bravo and HPSC, Inc. hereby reaffirms all covenants made in the LRPA and the other Facility Documents to which it is a party to the extent the same are not amended hereby and agrees that all such covenants shall be deemed to have been remade as of the effective date of this Amendment.

(d)  Other than with respect to 5.01(k) of the LRPA, no Wind-Down Event or Unmatured Wind-Down Event or Event of Termination has occurred or is continuing.

Section 4.  Conditions Precedent.  This Amendment shall become effective as of the date hereof, provided that all of the following conditions are met in form and substance satisfactory to Triple-A and CapMAC:

(a)  This Amendment shall have been executed and delivered by HPSC Bravo, HPSC, Inc., Triple-A and CapMAC, and

(b)  On the date the last of the conditions listed herein is satisfied (the “Delivery Date”) there shall exist no Wind-Down Event or Unmatured Wind-Down Event or Event of Termination under any HPSC Agreement, other than with respect to 5.01(k) of the LRPA.

Section 5.  Reference to and Effect on the LRPA.  (a) Except as specifically set forth above, the LRPA, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein and for the limited purposes set forth herein, operate as a waiver of any right, power or remedy of Triple-A or CapMAC, nor constitute a waiver of any provisions of the LRPA, or any other documents, instruments and agreements executed and/or delivered in connection therewith.

(b) Upon the effectiveness of this Amendment, each reference in the LRPA to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the LRPA as amended hereby, and each reference to the LRPA in any other document, instrument or agreement executed and/or delivered in connection with the LRPA shall mean and be a reference to the LRPA as amended hereby.

Section 6.  Effect on Purchase Agreement.  Each of HPSC Bravo and HPSC, Inc. hereby acknowledge that, upon the effectiveness of this Amendment, such amendment shall be effective for all purposes of the Purchase Agreement, and that each reference to the Purchase Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Purchase Agreement shall mean and be a reference to the Purchase Agreement as so amended.

Section 7.  Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute part of this Amendment for any other purpose.

Section 8.  Governing Law.  This Amendment shall be governed by and construed in accordance with the laws (including Section 5-1401 of the General Obligations Law but otherwise without respect to conflict of law principles) of the State of New York.

Section 9.  Counterparts.  This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF,  the parties below have caused this Amendment to be duly executed by their duly authorized officers and delivered as of the day and year first above written.

HPSC BRAVO FUNDING LLC, as Seller

By:	/s/ Rene Lefebvre
Name: Rene Lefebvre
Title: Manager

HPSC, INC., as Servicer

By:	/s/ Rene Lefebvre
Name: Rene Lefebvre
Title: Chief Financial Officer

TRIPLE-A ONE FUNDING CORPORATION, as Purchaser

By:	Capital Markets Assurance Corporation, its Attorney-in-Fact

By:	/s/ Andrew P. Laterza
Name: Andrew P. Laterza
Title: Vice President

CAPITAL MARKETS ASSURANCE CORPORATION, as Administrative Agent and Collateral Agent

By:	/s/ Andrew P. Laterza
Name: Andrew P. Laterza
Title: Vice President